Exhibit 23

Consent of Independent Registered Public Accounting Firm

FLO Corporation

Chantilly, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148985) of FLO Corporation of our report dated April 16, 2008, relating to the financial statements, which appear in this Form 10-K/A.

/s/ BDO Seidman, LLP

Seattle, Washington
April 16, 2008